STATE OF WYOMING
Office of the Secretary of State

I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF ORGANIZATION

10 Fold Services LLC

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **22nd** day of **November**, **2023** at **4:14 PM.**

Remainder intentionally left blank.

Filed Date: 11/22/2023

Secretary of State

Filed Online By:

Joanna Fernandez

on 11/22/2023

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020
Ph. 307-777-7311

Secretary of State

For Office Use Only
WY Secretary of State
FILED: Nov 22 2023 4:14PM
Original ID: 2023-001365540

Limited Liability Company
Articles of Organization

I. **The name of the limited liability company is:**
10 Fold Services LLC

II. **The name and physical address of the registered agent of the limited liability company is:**
InCorp Services, Inc.
1910 Thomes Ave
Cheyenne, WY 82001

III. **The mailing address of the limited liability company is:**
8 Campus Drive Suite 105
Parsippany, NJ 07054

IV. **The principal office address of the limited liability company is:**
8 Campus Drive
Suite 105
Parsippany, NJ 07054

V. **The organizer of the limited liability company is:**
Joanna Fernandez
3773 Howard Hughes Pkwy. Suite 500s, Las Vegas, NV 89169-6014

Signature: *Joanna Fernandez* Date: **11/22/2023**

Print Name: **Joanna Fernandez**

Title: **Organizer**

Email: **documents@incorp.com**

Daytime Phone #: **800-246-2677**

Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑ I am filing in accordance with the provisions of the Wyoming Limited Liability Company Act, (W.S. 17-29-101 through 17-29-1105) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑ I understand that the information submitted electronically by me will be used to generate Articles of Organization that will be filed with the Wyoming Secretary of State.

☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑ I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☑ An Individual ☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Organization.

Signature:	*Joanna Fernandez*	Date:	**11/22/2023**
Print Name:	**Joanna Fernandez**		
Title:	**Organizer**		
Email:	**documents@incorp.com**		
Daytime Phone #:	**800-246-2677**		

Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

InCorp Services, Inc., whose registered office is located at **1910 Thomes Ave, Cheyenne, WY 82001**, voluntarily consented to serve as the registered agent for **10 Fold Services LLC** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *Joanna Fernandez* Date: **11/22/2023**

Print Name: **Joanna Fernandez**

Title: **Organizer**

Email: **documents@incorp.com**

Daytime Phone #: **800-246-2677**

Wyoming Secretary of State
Business Division
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

What's Next?

Congratulations on filing your Wyoming business entity! Now that you are a legal business entity, there are a few important items to make note of:

1. You will be required to file an annual report by the first day of the month of your initial filing date. Your first annual report isn't due until your first anniversary. For example, if your initial filing date is April 16, 2016, you will be required to file your annual report by April 1 of each year, beginning in 2017, for as long as the business entity is an active filing.

2. All annual report reminder notices are delivered via email. The email address you provided as the Principal office Email Address is the address to which the notice will be sent. Emails are sent from **SOS_AnnualReports@wyo.gov.** Please be sure to add this address to your address book so the notices are not classified as spam.

3. Amendments to your filing can be made by utilizing the appropriate forms found on our website at: http://sos.wyo.gov/Forms/default.aspx.

4. After forming your business, you might need to contact one of the following agencies for additional filing requirements or information:

   - **Sales and Use Tax Information**
     Department of Revenue
     Ph. 307.777.5200
     https://revenue.state.wy.us/

   - **Workers' Compensation or Unemployment Insurance**
     Department of Workforce Services
     Ph. 307.777.8650
     http://www.wyomingworkforce.org

   - **Licensing or Permit Information**
     Wyoming Business Council
     Ph. 307.777.2843
     http://www.wyomingbusiness.org

   - **Tax ID Information**
     Internal Revenue Service
     https://www.irs.gov/Filing